UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023 (July 31, 2022)

MOTOS AMERICA INC

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3131 W 2210 S Suite C
Salt Lake City, Utah 84119

(Address of principal executive offices)

801 386 6700

(Issuer’s Telephone Number)

510 South 200 West, Suite 110

Salt Lake City, Utah 84101

(Former name or former address, if changes since last report)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares .001 Par Value	WECT-D	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant's Certifying Accountant

On April 8, 2023, the Board of Directors of Motos America Inc. (the "Company") appointed Pinnacle Accountancy Group of Utah, located at 1438 North Highway 89 #120, Farmington, UT 84025, as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2022. Pinnacle Accountancy Group of Utah will replace the Company's previous auditor, whose reports on the Company's financial statements for the fiscal years ended July 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change auditors was approved by the Audit Committee of the Board of Directors.

The Company has provided the outgoing auditor with a copy of this Current Report on Form 8-K and requested that the outgoing auditor furnish a letter addressed to the Securities and Exchange Commission stating whether the outgoing auditor agrees with the statements made in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree.

The Company has engaged Pinnacle Accountancy Group of Utah to audit its financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Motos America Inc.

By	/s/ Vance B. Harrison
Name: Vance B. Harrison Title: Chief Executive Officer

Date:  April 10, 2023

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